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                                                                   EXHIBIT 10.10


                            INVENTORY SALES AGREEMENT

         THIS INVENTORY SALES AGREEMENT ("Agreement") is made and entered into as of the 19th day of November, 1998, by and between AMERICAN AIRCARRIERS SUPPORT, INCORPORATED, a Delaware corporation ("Buyer") and GLOBAL AIR SPARES, INC., a Florida corporation ("Seller").

                                   WITNESSETH:

         WHEREAS, Seller has bulk inventory materially described in Exhibit "A" attached hereto and incorporated herein by reference that it desires to sell to Buyer, and

         WHEREAS, Buyer desires to purchase said bulk inventory.

         NOW, THEREFORE, in consideration of mutual promises and covenants contained herein, the parties hereto agree as follows:

         1. SALE OF INVENTORY. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller its inventory, its inventory records (including all repair information and invoices associated therewith), parts associated with its inventory, and all support items thereto (the "Inventory").

         2. PURCHASE PRICE AND PAYMENT. Buyer shall pay to Seller an amount equal to One Million One Hundred Seventy-Five Thousand Dollars ($1,175,000.00) (the "Purchase Price"). The Purchase Price shall be paid to Seller in cash or cash equivalent upon Delivery, as is defined in Section 4, to Buyer at 2822/2824 N.W. 72nd Avenue, Miami, FL 33122. Cash payments shall be made by wire transfer of good and unrestricted bank funds to Seller's designated account number.

         3. INSPECTION.

         a. Prior to Delivery, Buyer, at its expense, may perform or cause to be performed a visual inspection of the Inventory and its records at the Seller's place of business ("Inspection"). Upon completion of an Inspection, Buyer shall promptly advise Seller whether or not, in Buyer's sole discretion, the Inventory and its records are acceptable to Buyer. Buyer's decision on the acceptability of the Inventory records will depend, in part, upon the accuracy and completeness of the records (including but not




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limited to Buyer's evaluation of traceability of life-limited parts, shop records, AD and SB status reports, etc.). For any Inventory, Buyer's failure to perform the inspection, prior to Delivery, or failure to advise Seller of Buyer's findings promptly after the Inspection shall be deemed conclusive that such Inventory and its records are acceptable to Buyer. Inventory shall be considered "Accepted" by Buyer if Buyer has determined or if it is deemed conclusive that the Inventory and its records are acceptable to Buyer.

         b. If a question develops with regard to the Inventory records after Delivery, then, within thirty (30) days after receipt by Seller of Buyer's written notice thereof, Seller will reasonably assist in causing the records to be acceptable to Buyer, if reasonably possible. However, nothing in this paragraph shall be construed to affect the purchase price or to impose any financial obligation upon the Seller.

         c. Seller warrants that, at Delivery hereunder, the Inventory will be in the same condition as when Accepted by Buyer.

         d. Seller also warrants that the diskette delivered prior to the Inspection materially represents a true and accurate Inventory as regards to identification of the items of Inventory and quantity thereof.

         4. DELIVERY.

         a. Delivery of the Inventory to Buyer (the "Delivery") shall occur on or before November 19, 1998 (the "Delivery Date") and at 2822/2824 N.W. 72nd Avenue, Miami, Florida 33122 (the "Delivery Location") upon satisfaction of the conditions precedent stated in this Agreement.

         b. Upon Delivery, Buyer shall execute and deliver to Seller a receipt therefor substantially in the form set forth in Exhibit "B" attached hereto and made a part hereof.

         c. At Delivery, all of the Inventory records in the possession of Seller will be provided to Buyer.




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         5. TITLE.

         a. Title to the Inventory shall pass to Buyer at Delivery. Upon transfer of such title to Buyer, risk of loss, damage to or destruction of such Inventory and its records shall forthwith transfer from Seller to Buyer.

         b. Upon transfer of title for any Inventory to Buyer, Seller shall deliver to Buyer a Bill of Sale covering such Inventory, which Bill of Sale shall be substantially in the form of Exhibit "C" attached hereto and made a part hereof.

         6. TAXES.

         a. Buyer will indemnify, defend and hold Seller harmless from and against any and all taxes of whatsoever kind or nature (except for taxes levied against Seller based on its net income) including costs or expenses incurred in connection therewith, which may be assessed against, chargeable to or collectible from either Buyer or Seller by any taxing authority of any country, federal, state or local government, and which are based upon or levied or assessed with respect to the sale of the Inventory hereunder to Buyer or the subsequent operation, possession or use of the Inventory. If Seller is required to pay any contested tax levied, then Buyer agrees to immediately reimburse Seller for the full amount of such tax. If Buyer elects to contest any tax levied against Seller which is to be paid by Buyer hereunder, Buyer shall pay all costs of such contest, including, but not limited to, reasonable attorneys' fees through all proceedings, including appellate proceedings. The parties agree to furnish each other with such documents and certificates as they may reasonably request in connection with any claims of exemptions for the payment of any taxes.

         b. Buyer hereby warrants and represents that it is purchasing the Inventory for ultimate resale.

         7. DELAYS. Seller shall not be responsible for, nor deemed to be in default on account of, delay in Delivery due to force majeure causes, including, but not limited to, acts of God or the public enemy, civil war, insurrection or riots, fires, floods, explosions, earthquakes, restrictions or strikes, government legislation, acts, orders or regulations, inability or failure of


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suppliers to deliver, or for any other cause to the extent it is beyond Seller's control.

         8. LIMITED WARRANTY AND DISCLAIMER. Seller represents and warrants to Buyer that:

         a. At Delivery, Seller will have good legal and beneficial title to the Inventory and have full power and lawful authority to transfer such title to Buyer. Buyer is not assuming any liabilities or obligations associated with said Inventory, whether known or unknown, contingent or realized, except for liabilities set forth specifically in this Agreement.

         b. At Delivery, the Inventory will be subject to no mortgage, pledge, lien, charge or other encumbrance (collectively the "Liens").

         c. Inasmuch as the Seller has agreed to duly pay, perform and discharge any liabilities and obligations associated with the Inventory, the Buyer and the Seller hereby mutually agree to waive compliance with the provisions of the Florida Bulk Sales laws, to the extent applicable to the transactions contemplated hereby. The Seller covenants and agrees to indemnify and save harmless the Buyer from and against any and all loss, liability, cost and expense (including reasonable attorneys' fees) arising out of noncompliance with said Bulk Sales laws.

         d. EXCEPT AS OTHERWISE STATED HEREIN, THE INVENTORY, INCLUDING THE COMPONENT PARTS THEREOF, BEING SOLD BY SELLER TO BUYER WILL BE SOLD "AS IS" AND SELLER MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, THAT SHALL SURVIVE DELIVERY AS TO THE INVENTORY AND THE COMPONENT PARTS THEREOF, INCLUDING BUT NOT LIMITED TO THE CONDITION OR AIRWORTHINESS THEREOF; AND BUYER HEREBY WAIVES ALL OTHER WARRANTIES, REMEDIES OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, AND SELLER SHALL HAVE NO LIABILITY TO BUYER WITH RESPECT TO FITNESS FOR ANY INTENDED PURPOSE AND MERCHANTABILITY, ANY OBLIGATION OF SELLER ARISING FROM TORT OR STRICT LIABILITY TORT CLAIMS, OR FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY EXPENSE DIRECTLY OR INDIRECTLY ARISING FROM THIS TRANSACTION AND THE USE OF THE INVENTORY OR ANY INABILITY TO USE THE INVENTORY EITHER SEPARATELY OR IN COMBINATION WITH OTHER PARTS OR APPARATUS


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OR FROM ANY OTHER CAUSE. Buyer acknowledges that the foregoing waiver and agreements were agreed to by it in the course of bargaining and negotiation with respect to the Agreement and that the Purchase Price and other terms herein and in the Agreement reflect such waivers and agreements by Buyer.

         e. Seller makes no representation as to what use or application may be made of the Inventory in the condition in which the Inventory is delivered. Further, Seller makes no representation as to whether the Inventory complies with, or is capable of being modified so as to comply with, any present or future environmental restrictions or requirements imposed by any governmental entity, including, but not limited to, requirements with respect to noise abatement and emission control. Buyer shall have the responsibility of obtaining whatever certifications, waivers or exemptions are necessary from applicable government agencies for projected uses or applications of the Inventory. Additionally, Seller makes no representations as to the fair market value of the Inventory.

         f. To the best of Seller's knowledge, the Inventory has not been involved in an incident or accident.

         g. To the best of Seller's knowledge at Delivery, the Inventory will meet all of the manufacturer's specifications applicable to such Inventory, and all Inventory has been manufactured by or approved by the FAA for manufacture by a company under a Parts Manufacturer Approval.

         h. Seller shall provide material certification for all inventory either individually or by lot, as agreed between the parties.

         i. After the conclusion of this transaction, Seller shall cease doing any aviation business, whether sales, leasing or otherwise.

         9. WARRANTIES ASSIGNMENT. Seller hereby assigns to the Buyer any and all assignable warranties, if any, of maintenance and overhaul agencies, of and for the Inventory, effective upon Delivery. Upon the request of Buyer, Seller shall give notice to any such maintenance and overhaul agencies of the assignment of such warranties to Buyer and shall give Buyer aid and assistance in


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enforcing the rights of Buyer arising under such warranties. Buyer shall reimburse Seller for any reasonable costs and expenses incurred by Seller in rendering such assistance.

         10. INDEMNITY.

         a. Buyer hereby releases and agrees to indemnify, defend and save harmless Seller, its directors, officers, agents and employees from and against any and all liability, damages, losses, expenses and claims, including without limitation, all reasonable attorneys' fees and all other costs and expenses in connection therewith and incident thereto through all proceedings, including appellate proceedings, for death of or injury to any persons whomsoever, including without limitation, the officers, agents and employees of the parties hereto, and for loss of, damage to, or delay in delivery of any property whatsoever, including without limitation any aircraft on which the Inventory may be installed and loss of use of the aircraft and any other property of the parties hereto or of their officers, agents or employees, in any manner arising out of, incident to, or in connection with such Inventory or the use, operation, storage, or testing of the Inventory, subsequent to Delivery hereunder, unless due to the negligence or willful or wanton misconduct of Seller.

         b. Buyer further agrees to reimburse Seller for the cost of storing the inventory after Delivery, including without limitation payment of monthly rent and all incidental expenses (insurance, security, utilities and waste disposal) for the leased premises through the duration of the lease.

         c. NEITHER BUYER NOR SELLER SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH MAY RESULT FROM PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT.

         11. APPLICABLE LAW. The provisions of the Agreement and all rights and obligations thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

         12. NOTICES. All notices, requests and demands and other communications hereunder must be in writing and shall be deemed to have been duly given when
(i) personally delivered, (ii) when forwarded by Federal Express, Airborne or another private carrier which maintains records showing delivery information,
(iii) when


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sent via facsimile transmission but only if a written or facsimile acknowledge of receipt is received by the sending party, or (iv) when placed in the United States Mails and forwarded by Registered or Certified Mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is being given at the following addresses:


AS TO THE SELLER:                             Global Air Spares, Inc.
                                              ATTN:  Hanna Khoury
                                              2822/2824 N.W. 72nd Avenue
                                              Miami, FL  33122



WITH COPY TO:                                 R. Lawrence Bonner
                                              Homer & Bonner, P.A.
                                              3400 NationsBank Tower
                                              100 Southeast 2nd Street
                                              Miami, FL  33131


AS TO THE BUYER:                              American Aircarriers Support,
                                                Incorporated
                                              Attn:  Karl F. Brown
                                              P. O. Box 7566
                                                Charlotte, NC  28241

WITH COPY TO:                                 David M. Furr
                                              Gray, Layton, Kersh, Solomon,
                                                Sigmon, Furr & Smith, P.A.
                                              P. O. Box 2636
                                              Gastonia, NC  28053-2636


Any party may change the address(es) to which notices to it are to be sent by giving notice of such change to the other parties in accordance with this Section.

         13. REPRESENTATIONS.

         a. Authority of Seller and Buyer. Buyer and Seller each represents to the other that:


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                  (1) it has the full power, authority and legal right to enter into this Agreement;

                  (2) the execution, delivery and performance of this Agreement has been duly authorized and that all necessary approvals or consents shall have been duly obtained;

                  (3) the execution, delivery and performance of this Agreement does not contravene any law binding on it or contravene any agreement to which it is a party or by which it is bound; or any law, governmental rule, regulation or order;

                  (4) such party is not a party to any agreement or instrument or subject to any charter or other restriction which will adversely affect its ability to perform its obligations under this Agreement;

                  (5) neither the execution or delivery of this, nor the consummation of any of the transactions contemplated hereby, require the consent or approval of, the giving of notice to or the registration with, or the taking of any other action in respect of any United States or foreign government authority or agent;

                  (6) this Agreement constitutes a legal, valid and binding obligation enforceable in accordance with the terms hereof; and that there are no pending or threatened actions or proceedings before any court or administrative agency which will adversely affect the ability of such party to perform its obligations under this Agreement; and

                  (7) the Buyer has had reasonable opportunity to inspect the Inventory and to conduct due diligence on the Inventory.

         b. No Broker. Buyer and Seller represent to each other that they have negotiated the sale of the Inventory directly with each other, and that no agent or broker has procured or otherwise participated to any extent in such negotiations nor is entitled to any compensation therefor. Each party shall be responsible for and shall indemnify and hold the other party harmless from and against any and all claims, demands, liabilities, damages, losses and judgment arising out of its own action or negotiations with or in respect to any agent or broker.


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         14. CONFIDENTIALITY. This Agreement and all information contained in this Agreement are confidential and proprietary to Seller and Buyer and are solely for the internal use of the parties hereto. Disclosure to third parties is prohibited, except as otherwise stated in this Agreement, as required by law or order of a governmental authority, or as required to enforce the terms of the Agreement. However, Buyer may issue a press release confirming the closing of this Agreement.

         15. MISCELLANEOUS.

         a. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, at to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

         b. No term or provision of the Agreement may be changed, waiver, discharged or terminated orally, but only by an instrument in writing and signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

         c. Any ambiguities in the construction or interpretation of this Agreement or any clause or provision herein shall not be construed or resolved against the party solely because that party drafted the Agreement.

         d. The section headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provisions of the Agreement.

         e. The Agreement contains the entire understanding of the parties with respect to the purchase and sale of the Inventory, and no warranties, representations or undertakings have been made or relied on in entering into this Agreement by either party except as expressly set forth herein. Any previous oral or written communications, representations, agreements or understandings between Seller and Buyer relating to the subject matter hereof are no longer of any force and effect, are superseded and replaced in their entirety by the provisions of the Agreement.


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         f. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

         g. This Agreement may not be assigned by either party except with the prior written consent of the other party, such consent not to be unreasonably withheld.

         h. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. A facsimile signature on any counterpart hereto will be deemed an original for all purposes.

         i. All of the Exhibits referred to in this Agreement are incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes.

         IN WITNESS WHEREOF, the Seller and the Buyer have each caused this Agreement to be executed by their respective duly authorized officers under seal, all as of the day and year first above written.

                                         AMERICAN AIRCARRIERS SUPPORT,
                                            INCORPORATED,


                                         By /s/ Karl F. Brown
                                            -----------------------------------

                                         GLOBAL AIR SPARES, INC.


                                         By /s/ Hanna Khoury
                                            -----------------------------------


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